UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2009

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

                           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Peoples Bancorp Inc. (“Peoples”) plans to release its results of operations for the quarter ended December 31, 2008, before the market opens on January 26, 2009, and host a facilitated conference call at 11:00 a.m. Eastern Standard Time on the same date.  The following provides management’s estimates in certain areas given the current economic environment and conditions based upon information known to date.  Actual results may differ from these estimates since management has not completed all quarterly analyses and procedures required under Peoples’ financial reporting processes for preparing quarterly financial statements.

Allowance for Loan Losses and Asset Quality
Due to changes in loan quality during the fourth quarter, Peoples anticipates increasing the allowance for loan losses to approximately $22.9 million, or 2.08% of total loans, at December 31, 2008, from $19.2 million, or 1.72%, at September 30, 2008 and $15.7 million, or 1.40%, at December 31, 2007.  Much of this increase is attributable to the sustained weakness in the commercial real estate market and the economy in general.  These conditions continue to have a significant impact on the financial condition of borrowers in various commercial real estate and land development projects.

Fourth quarter 2008 net loan charge-offs are estimated to be $9.7 million, or 3.45% of average loans on an annualized basis, compared to $2.1 million, or 0.74%, and $0.4 million, or 0.16%, for the third quarter of 2008 and fourth quarter of 2007, respectively.  This increase is due primarily to $8.2 million of declines in collateral values securing certain impaired loans during the fourth quarter of 2008. These changes in the estimated net realizable fair value of the underlying collateral were based on management’s analysis of updated appraised values during the fourth quarter and in connection with the preparation of financial statements for the year ended December 31, 2008.

Peoples estimates that it will record a fourth quarter provision for loan losses of approximately $13.4 million, versus $6.0 million and $1.5 million for the third quarter of 2008 and fourth quarter of 2007, respectively.  The provision for loan losses for the fourth quarter of 2008 is impacted by further declines in commercial real estate values and downgrades of loan quality ratings on various commercial real estate loans during the fourth quarter based upon changes in the financial condition of borrowers.  Approximately $6.1 million, or 45%, of the $13.4 million in provision for loan losses is attributed to continued deterioration in loan quality within the commercial loan portfolio, while another $5.8 million, or 43%, is due to continued declines in commercial real estate collateral values.

Nonperforming assets are estimated to increase to approximately $42 million, or 2.09% of total assets, at December 31, 2008, compared to $36.0 million, or 1.88%, at September 30, 2008 and $9.7 million, or 0.51%, at December 31, 2007.  This estimated increase is due to Peoples placing three commercial real estate loan relationships totaling $10.3 million on nonaccrual status. The increase was partially offset by charge-offs on existing nonaccrual loans.

These preliminary estimates consider all information currently available regarding the factors that affect losses, such as changes in Peoples’ loan quality, historical loss experience and current economic conditions.  However, there can be no assurance that those estimates will not change, especially considering the current economic uncertainty and its potential impact on Peoples’ loan portfolio.

Other-Than-Temporary Impairment Charges
At December 31, 2008, Peoples’ available-for-sale investment portfolio included various individual bank-issued trust preferred securities with an aggregate book value of $22.8 million and four separate collateralized debt obligation (“CDO”) investment securities, comprised mostly of bank-issued trust preferred securities and other debt obligations issued by financial services companies, with an aggregate book value of $6.1 million.  The fair value of these securities has been affected by the continued liquidity and credit concerns within the financial markets, as well as the downgrading of these securities by rating agencies.

 Management has performed a preliminary analysis on these securities and believes certain of these securities may be other-than-temporarily impaired at December 31, 2008, based upon an evaluation of the credit quality of underlying issuers.  As a result, Peoples anticipates recording a non-cash impairment charge of approximately $4 million in the fourth quarter of 2008, of which $2 million relates to a single individual bank-issued trust preferred security previously carried at $2 million and $2 million relates to the four CDO investments.

After the fourth quarter impairment charges, the carrying value of Peoples’ individual trust preferred and CDO portfolios will approximate $20.8 million and $4.1 million, respectively, at December 31, 2008.

Gains from Sale of Securities and Other Transactions
During the fourth quarter of 2008, Peoples sold selected low yielding long-term investment securities, primarily U.S. agency mortgage-backed securities, with a total recorded value of $90.5 million.  Peoples reinvested the net proceeds of $92.0 million into similar securities with better interest rate risk characteristics.  These sales and subsequent reinvestments were designed to reposition Peoples’ investment portfolio to reduce credit and interest rate exposures, as well as take advantage of opportunities that existed in the market to enhance overall yield.  As a result, Peoples will recognize a pre-tax gain of $1.5 million for the fourth quarter of 2008 on these sales.

Also during the fourth quarter, Peoples completed the sale of its Grayson (Kentucky) banking office and sold its merchant credit card payment processing services.   These transactions produced an aggregate fourth quarter pre-tax gain of $775,000.

Net Interest Margin
Peoples anticipates reporting a fourth quarter net interest margin of approximately 3.44% versus 3.50% for the third quarter of 2008 and 3.40% for the fourth quarter of 2007.  The compression from the third quarter reflects the decline in Peoples’ asset yields from the downward repricing of prime-based loans in response to the Federal Reserve’s monetary actions, with limited opportunities to lower funding costs.

Regulatory Capital Levels
The capital position of both Peoples and its subsidiary, Peoples Bank, National Association (“Peoples Bank”), remain well above the amounts needed to be considered well-capitalized under applicable regulatory standards.  At December 31, 2008, Peoples’ Tier 1 Capital ratio is estimated to be 11.9% and Total Risk-Based Capital ratio is estimated to be 13.2%.  Peoples’ Tier 1 Capital ratio was 12.32% at September 30, 2008 and 11.91% at December 31, 2007, while Peoples’ Total Risk-Based Capital ratio was 13.65% and 13.23%, respectively.

As previously disclosed, Peoples has received preliminary approval for a $39 million capital investment through the TARP Capital Purchase Program established by the U.S. Department of Treasury.  Peoples’ Total Risk-Based Capital Ratio is expected to exceed 16% if it issues the entire $39 million. Substantially all of these proceeds would be used to infuse additional capital into Peoples Bank.

Effective Tax Rate
Peoples’ effective tax rate is estimated to be 2.1% for the year ended December 31, 2008, versus 23.3% for the year ended December 31, 2007.  The lower effective tax rate is largely attributable to a reduction in pre-tax income from the higher loan loss provision and impairment charges without a corresponding decrease in income from tax-exempt sources.

Conference Call to Discuss Earnings
Analysts, media and individual investors are invited to participate in the January 26, 2009 conference call to discuss fourth quarter and full year 2008 results of operations by calling (800) 860-2442.  A simultaneous Webcast of the conference call audio will be available online via the “Investor Relations” section of Peoples’ website, www.peoplesbancorp.com.  Participants are encouraged to call or sign in at least 15 minutes prior to the scheduled conference call time to ensure participation and, if required, to download and install the necessary software.  A replay of the call will be available on Peoples’ website in the “Investor Relations” section for one year.

Safe Harbor Statement
This Current Report on Form 8-K contains certain statements regarding management’s expectations for results of operations and financial condition for the quarterly period ended December 31, 2008, that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by the fact they are not historical facts and include words such as “estimates”, “expects”, “believes”, “anticipates”, “could”, “may” and similar expressions.
The forward-looking statements contained in this Current Report on Form 8-K reflect management’s current expectations based on all information available and its knowledge of Peoples’ business and operations.  In addition, management has not completed all quarterly analyses and procedures required under Peoples’ financial reporting processes for preparing quarterly financial statements.  As a result, these forward-looking statements are subject to certain risks and uncertainties, including those risk factors included in the disclosure under the heading “ITEM 1A. RISK FACTORS” of Part I of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the disclosure under the heading “ITEM 1A. RISK FACTORS” of Part II of Peoples’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, and may differ significantly from actual results.
Peoples encourages readers of this Current Report on Form 8-K to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance.  Peoples undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements.  Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date: January 12, 2009	By: /s/	EDWARD G. SLOANE
Edward G. Sloane
Chief Financial Officer and Treasurer